                            ADMINISTRATION AGREEMENT
                            BT Investment Portfolios

   AGREEMENT made as of the 1st day of July,  2001, by and between BT Investment
Portfolios,  a New York business trust (the  "Trust"),  on behalf of each of the
Funds  listed on  Appendix  A  hereto,  as it may be  amended  from time to time
(collectively,  the "Funds"),  and INVESTMENT  COMPANY  CAPITAL  CORPORATION,  a
Maryland corporation (the "Administrator").

   The Trust is an open-end, management investment company, registered under the
Investment  Company Act of 1940, as amended (the "1940 Act"). The  Administrator is an investment adviser  registered under the Investment  Advisers Act of 1940, as amended.

   The Trust desires the Administrator to render administrative  services to the
Trust and to arrange for certain  other  services  needed by the Trust,  and the
Administrator  is willing to render and arrange for such services upon the terms and conditions hereinafter set forth.

   NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

 1.  ADMINISTRATIVE AND OTHER SERVICES.

     (a)  Subject to the  general  supervision  of the Board of  Trustees of the
          Trust, the Administrator will provide certain administrative  services to the Trust, and, at its own expense,  shall arrange and contract for transfer  agency  and fund  accounting  services  for the Trust as the
          Trust may require.  Specifically,  the Administrator  will (i) provide supervision  of all aspects of the Trust's  operations not referred to in Section 1 of the current investment advisory agreements between the
          Trust and the Trust's  investment  adviser (the  "Investment  Advisory
          Agreement");  (ii)  provide the Trust with  personnel  to perform such executive,  administrative,  accounting  and clerical  services as are reasonably necessary to provide effective administration of the Trust;
          (iii) arrange for, at the Trust's  expense,  the  preparation  for the
          Trust  of  all  required  tax  returns;   (iv)  arrange  for  (a)  the
          preparation and submission of reports to existing shareholders and (b)
          the  periodic  updating of the Trust's  prospectus  and  statement  of additional  information  and the preparation of reports filed with the
          Securities and Exchange  Commission and other regulatory  authorities;
          (v) maintain all of the Trust's  records not required to be maintained
          by  the  investment  adviser  pursuant  to  the  Investment   Advisory
          Agreement;  (vi) provide the Trust with adequate  office space and all
          necessary   office   equipment   and  services,   including,   without
          limitation,  telephone service,  heat, utilities,  stationery supplies and similar items; and (vii) arrange for transfer  agency-related  and shareholder  relations services and facilities and the services of one or more of its employees or officers,  or employees or officers of its
          affiliates   relating  to  such  functions   (including  salaries  and
          benefits, office space and supplies, equipment and teaching.)

     (b)  The  Administrator  shall engage:  (i) a transfer agent  registered as such  with the  Securities  and  Exchange  Commission  to serve as the
          Trust's  transfer agent;  and (ii) a fund accounting  agent to provide fund  accounting  services  to the  Trust,  and  shall  supervise  the services provided by them.

     (c)  The  Administrator  will also provide to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request, including  but not limited to reports  concerning  the services of the administrator, custodian, and fund accounting and transfer agents. The
          Administrator  shall  for  all  purposes  herein  be  deemed  to be an independent  contractor  and  shall,  except  as  otherwise  expressly provided or authorized,  have no authority to act for or represent the
          Trust in any way or otherwise be deemed an agent of the Trust.

     (d)  The  Administrator  will  notify  the  Trust  of  any  change  in  its membership within a reasonable time after such change.

     (e)  The services  hereunder are not deemed exclusive and the Administrator shall be free to  render  similar  services  to  others so long as its services under this Agreement are not impaired thereby.

 2.  ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise provided in Section
     1 above and this Section 2, the Administrator  will pay all costs it incurs in connection  with the  performance  of its duties under Section 1 of this
     Agreement.  The Administrator will pay the compensation and expenses of all of its personnel and will make available, without expense to the Trust, the services of such of its  partners,  officers  and  employees as may duly be elected  officers  or Trustees  of the Trust,  subject to their  individual consent to serve and to any limitations  imposed by law. The  Administrator shall also pay the fees of the  transfer  agent and fund  accounting  agent engaged  by it  (other  than  such  entities  out-of-pocket  charges).  The
     Administrator  will not be required to pay any  expenses of the Trust other than those  specifically  allocated to the Administrator in this Section 2.
     In particular,  but without  limiting the generality of the foregoing,  the
     Administrator  will not be  required to pay:  (i) fees and  expenses of any investment adviser of the Trust; (ii) organizational expenses of the Trust;
     (iii) fees and expenses incurred by the Trust in connection with membership in investment company  organizations;  (iv) brokers' commissions,  transfer taxes, fees and other expenses connected with the acquisition,  disposition and valuation of securities and other investments; (v) fees and charges for portfolio  pricing services to a pricing agent, if any; (vi) outside legal, accounting or auditing expenses; (vii) interest,  insurance premiums, taxes or governmental  fees; (viii) litigation and  indemnification  expenses and other  extraordinary  expenses not  incurred in the ordinary  course of the
     Trust's  business;  (ix) the cost of preparing  stock  certificates  or any other expenses, including, without limitation,  clerical expenses of issue, redemption or  repurchase  of shares of the Trust;  (x) the expenses of and fees for  registering  or  qualifying  shares  of the Trust for sale and of maintaining  the  registration  of the Trust and registering the Trust as a broker or a dealer,  if applicable;  (xi) the fees and expenses of Trustees of the Trust who are not affiliated with the Administrator;  (xii) the cost
     of   typesetting,   printing  and   distributing   report  and  notices  to
     shareholders,  the Securities and Exchange  Commission and other regulatory authorities;  (xiii) any direct  charges to  shareholders  approved  by the
     Board of Trustees of the Trust; or (xiv) costs in connection with annual or special  meetings of  shareholders,  including proxy material  preparation, printing  and  mailing.  The  Administrator  shall not be  required  to pay expenses of activities  which are primarily  intended to result in sales of shares of the Trust.

 3.  COMPENSATION OF THE ADMINISTRATOR.

     (a)  For all  services  to be  rendered  and  payments  made as provided in
          Sections  1 and 2 hereof,  the Trust  will  cause each Fund to pay the
          Administrator  on the last day of each  month a fee at an annual  rate equal to a percentage  of the average daily net assets of such Fund as set forth in Appendix A hereto.  The  "average  daily net assets" of a
          Fund  shall be  determined  on the  basis  set  forth  in the  Trust's
          prospectus  or  otherwise   consistent  with  the  1940  Act  and  the
          regulations promulgated thereunder.

     (b)  In addition to the foregoing,  the Administrator may from time to time agree not to  impose  all or a portion  of its fee  otherwise  payable hereunder  (in advance of the time such fee or portion  thereof  would otherwise  accrue) and/or  undertake to pay or reimburse the Trust for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Administrator. Any such fee reduction or undertaking may be discontinued or modified by the Administrator at any time.

 4.  OTHER  INTERESTS.  It is  understood  that the Trustees and Officers of the
     Trust and  shareholders of the Funds are or may be or become  interested in the  Administrator  as  directors,  officers,  employees,  shareholders  or otherwise and that directors,  officers,  employees and shareholders of the
     Administrator  are or may be or become  similarly  interested in the Funds, and that the  Administrator  may be or  become  interested  in the Funds as shareholder or otherwise.  It is also understood that directors,  officers, employees and shareholders of the Administrator may be or become interested
     (as directors, trustees, officers, employees, stockholders or otherwise) in
     other  companies  or  entities   (including,   without  limitation,   other
     investment  companies)  controlling,  controlled by or under common control with the  Administrator,  its  affiliates  or  subsidiaries  or  which  the
     Administrator,  its affiliates or subsidiaries  may in the future organize, sponsor or acquire,  or with which they may merge or consolidate,  and that the  Administrator,  its affiliates or subsidiaries may enter into advisory
     or  management  or   administration   agreements  or  other   contracts  or
     relationships with such other companies or entities.

 5.  SUB-ADMINISTRATORS.  The Administrator may employ, at its own expense,  one or more  sub-administrators  from time to time to perform  such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the  Administrator and such  sub-administrators  and approved by the Board of Trustees of the Trust.

 6.  LIMITATION OF LIABILITY OF ADMINISTRATOR AND TRUST. The Administrator shall not  be  liable  for  any  error  or  judgment  (including  the  selection, appointment and retention of the Trust's  transfer agent or fund accounting agent)  or  mistake  of  law or for  any  loss  suffered  by the  Trust  in connection with the matters to which this Agreement relates or loss arising from the acts, omissions, errors or delays of the Trust's transfer agent or fund accounting  agent,  except a loss resulting from willful  misfeasance, bad faith or gross  negligence on its part in the performance of its duties or from reckless  disregard by the  Administrator  of its  obligations  and duties under this Agreement.  Any person,  even though also employed by the
     Administrator,  who may be or become an  employee  of and paid by the Trust shall be deemed,  when  acting  within the scope of his  employment  by the
     Trust, to be acting in such employment  solely for the Trust and not as its employee or agent.  It is understood and expressly  stipulated that none of the  trustees  or  shareholders  of the Trust  shall be  personally  liable hereunder.  None of the trustees,  officers,  agents or shareholders of the
     Trust assume any personal liability for obligations  entered into on behalf of the Trust.  All persons  dealing  with the Trust must look solely to the property of the Trust for the  enforcement of any claims against the Trust.
     No Fund shall be liable for any claims against any other Fund of the Trust.

 7.  CERTAIN  DEFINITIONS.  The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the 1940 Act as now in effect or as hereunder  amended subject however,  to such exemptions as may be granted by the  Securities  and Exchange  Commission by any rule, regulation or order.

 8.  DURATION AND  TERMINATION OF THIS  AGREEMENT.  This Agreement  shall become effective on the date hereof.  Unless  terminated as herein provided,  this
     Agreement shall remain in full force and effect for two years from the date hereof and shall continue in full force and effect for  successive  periods
     of  one  year  thereafter,   but  only  so  long  as  such  continuance  is
     specifically  approved  at least  annually by the vote of a majority of the
     Board of Trustees of the Trust.  This  Agreement  may, on 60 days'  written notice to the other party, be terminated at any time without the payment of any penalty by the Trust or by the Administrator.

 9.  AMENDMENT  TO  THIS  AGREEMENT.  No  provisions  of this  Agreement  may be changed, waived, discharged or terminated orally, but only by an instrument in writing  signed by the party  against which  enforcement  of the change, waiver, discharge or termination is sought.

10.  GOVERNING  LAW.  This  Agreement  shall be  governed  by and  construed  in accordance with the laws of the State of Maryland.

11.  MISCELLANEOUS.  The captions in this Agreement are included for convenience of  reference  only and in no way define or delimit  any of the  provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original,  but all of which together shall  constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                BT Investment Portfolios
                                                on behalf of each Fund listed on
                                                Appendix A

                                                By: /s/ Daniel O. Hirsch
                                                    Daniel O. Hirsch
                                                    Secretary

                                                INVESTMENT COMPANY CAPITAL CORP.

                                                By: /s/ Richard T. Hale
                                                    Richard T.  Hale
                                                    President

                                   APPENDIX A

Fund                                                   Annual Administration Fee
----                                                   -------------------------
Asset Management Portfolio II                                    0.10%
Asset Management Portfolio III                                   0.10%
PreservationPlus Portfolio                                       0.05%
PreservationPlus Income Portfolio                                0.05%
EAFE® Equity Index Portfolio                                     0.10%
Liquid Assets Portfolio                                          0.05%
Small Cap Portfolio                                              0.10%
US Bond Index Portfolio                                          0.05%
Quantitative Equity Portfolio                                    0.05%